Exhibit 10.2
FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
     THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of January 6, 2009, is entered into by and between WACHOVIA BANK, NATIONAL ASSOCIATION, as successor to Congress Capital Finance Corporation (Western) (“Lender”), and ECOST.COM, INC., a Delaware corporation, (“Borrower”).
RECITALS
     A. Borrower and Lender are parties to that certain Loan and Security Agreement dated August 3, 2004, as amended by that certain First Amendment to Loan and Security Agreement, that certain Second Amendment to Loan and Security Agreement, that certain Third Amendment to Loan and Security Agreement, that certain Fourth Amendment to Loan and Security Agreement and as modified by that certain letter agreement dated November 29, 2005 (as amended, restated, supplemented or otherwise modified at any time or from time to time, the “Loan Agreement”), pursuant to which Lender has made certain loans and financial accommodations available to Borrower.
     B. Lender and Borrower now wish to amend the Loan Agreement on the terms and conditions set forth herein.
     C. Each of Borrower and Lender is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Lender’s rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Defined Terms. Unless otherwise defined in this Amendment, any initially capitalized terms used in this Amendment shall have the respective meanings ascribed thereto in the Loan Agreement.
     2. Amendments to Loan Agreement.
          (a) Section 1 of the Loan Agreement is hereby amended by adding the following definitions to the Loan Agreement to be placed in a manner that maintains numerical order:
     “1.2a “Adjusted Eurodollar Rate” shall mean, with respect to each Interest Period for any Eurodollar Rate Loan comprising part of the same borrowing (including conversions, extensions and renewals), the rate per annum determined by dividing (a) the London Interbank Offered Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, “Reserve Percentage” shall mean for any day, that percentage (expressed as a decimal) which is in effect from
Fifth Amendment to Loan and Security Agreement

time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to Lender. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.”
     “1.27a “Eurodollar Rate Loans” shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.”
     “1.38a “Interest Period” shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.”
     “1.46a “London Interbank Offered Rate” shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, that, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term “London Interbank Offered Rate” shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.”
     “1.58a “Prime Rate Loans” shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.”
          (b) Clause (a) of the definition of “Borrowing Base” in Section 1.7 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:
Fifth Amendment to Loan and Security Agreement

     “(a) eighty-five percent (85%) of Eligible Accounts; plus;”
          (c) Section 1.8 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:
     “‘Business Day’ shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of California or the State of North Carolina, and a day on which Lender is open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.”
          (d) Section 1.39 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:
     “‘Interest Rate’ shall mean,
     (a) Subject to clause (b) of this definition below:
(i) as to Prime Rate Loans, a rate per annum equal to the greater of (x) three percent (3.00%) or (y) the sum of the “Applicable Prime Rate Margin” if the average Excess Availability for the immediately preceding four (4) fiscal quarters for the Borrower is at or within the amounts indicated for such percentage (set forth below), plus the Prime Rate,
(ii) as to Eurodollar Rate Loans, a rate per annum equal to the greater of (x) three percent (3.00%) or (y) the sum of the corresponding “Applicable Eurodollar Rate Margin” if the average Excess Availability for the immediately preceding four (4) fiscal quarters is at or within the amounts indicated for such percentage (set forth below), plus the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by Borrower, as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower).

			Applicable
		Applicable Prime	Eurodollar
Pricing Level	Excess Availability	Rate Margin	Rate Margin
I	$3,000,001 or more	0.75%	3.00%
II	$1,000,000 to $3,000,000	1.00%	3.50%
III	less than $1,000,000	1.25%	4.00%
Fifth Amendment to Loan and Security Agreement

Any increase or decrease in the Interest Rate resulting from a change in average Excess Availability for the immediately preceding four (4) fiscal quarters shall become effective as of the first Business Day immediately following the end of a fiscal quarter of Borrower; provided, however, that if average Excess Availability for the immediately preceding four (4) fiscal quarters cannot be determined, Pricing Level III shall apply as of the first Business Day immediately following the end of a fiscal quarter of Borrower until such time as average Excess Availability is determined. In addition, at all times (i) either (A) during the period on and after the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds, or (B) during the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Lender and (ii) when the Revolving Loans are outstanding in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es) arise or are made with or without Lender’s knowledge or consent and whether made before or after an Event of Default), Pricing Level III shall apply.
     (b) Notwithstanding anything to the contrary contained in clause (a) of this definition, the Interest Rate shall mean the rate of two percent (2.00%) per annum in excess of the rate per annum calculated pursuant to clause (a) of this definition, at Lender’s option, without notice, (i) either (A) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds, or (B) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Lender and (ii) on the Revolving Loans to at any time outstanding in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es) arise or are made with or without Lender’s knowledge or consent and whether made before or after an Event of Default).”
          (e) Section 2.2(b) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:
     “(b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Lender a letter of credit fee at a rate equal to three percent (3.00%) per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrower shall pay to Lender such letter of credit fee, at Lender’s option, without notice, at a rate equal to five percent (5.00%) per annum on such daily outstanding balance for: (i) the period from and after
Fifth Amendment to Loan and Security Agreement

the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.”
          (f) Section 3.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:
     “3.1 Interest.
     (a) Borrower shall pay to Lender interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.
     (b) Borrower may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Borrower, such Eurodollar Rate Loans shall be made or Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement, (iii) Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $1,000,000 or an integral multiple of $500,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrower shall not exceed the amount equal to eighty (80%) percent of the lowest principal amount of the Revolving Loans which it is anticipated will be outstanding during the applicable Interest Period, as determined by Lender (but with no obligation of Lender to make such Loans), and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrower for Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.
Fifth Amendment to Loan and Security Agreement

     (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender’s option, upon notice by Lender to Borrower, be subsequently converted to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.
     (d) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.”
          (g) Section 3.4 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:
     “Servicing Fee. Borrower shall pay to Lender monthly a servicing fee in an amount equal to One Thousand Dollars ($1,000) in respect of Lender’s services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.”
          (h) Section 3.6 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:
     “3.6 Changes in Laws and Increased Costs of Loans.
     (a) If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to Lender or any banking or financial institution from whom Lender borrows funds or obtains credit (a “Funding Bank”), or (ii) a Funding Bank or Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) a Funding Bank or Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the
Fifth Amendment to Loan and Security Agreement

interpretation or administration thereof has or would have the effect described below, or a Funding Bank or Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank’s or Lender’s policies with respect to capital adequacy) by an amount deemed by Lender to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to Lender of funding or maintaining the Loans or the Letter of Credit Accommodations, then Borrower shall from time to time upon demand by Lender pay to Lender additional amounts sufficient to indemnify Lender against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified). A certificate as to the amount of such increased cost shall be submitted to Borrower by Lender and shall be conclusive, absent manifest error. In determining any additional amounts due from Borrower under this Section 3.6(a), Lender shall act reasonably and in good faith and will, to the extent that the increased costs, reductions, or amounts received or receivable relate to the Lender’s or a Participant’s loans or commitments generally and are not specifically attributable to the Loans and commitments hereunder, use averaging and attribution methods which are reasonable and equitable and which cover all such loans and commitments by the Lender or such Participant, as the case may be, whether or not the loan documentation for such other loans and commitments permits the Lender or such Participant to receive compensation costs of the type described in this Section 3.6(a).
     (b) If prior to the first day of any Interest Period, (i) Lender shall have determined in good faith (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period, (ii) Lender determines that the Adjusted Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lender of making or maintaining Eurodollar Rate Loans during such Interest Period, or (iii) Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Lender shall give telecopy or telephonic notice thereof to Borrower as soon as practicable thereafter, and will also give prompt written notice to Borrower when such conditions no longer exist. If such notice is given (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (B) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Prime Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Prime Rate Loans. Until such notice has been withdrawn by Lender, no further Eurodollar Rate Loans shall be made or continued as such, nor shall Borrower have the right to convert Prime Rate Loans to Eurodollar Rate Loans.
Fifth Amendment to Loan and Security Agreement

     (c) Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (i) Lender shall promptly give written notice of such circumstances to Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for Lender to make or maintain Eurodollar Rate Loans, Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested and (iii) Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.6(d) below.
     (d) Borrower shall indemnify Lender and hold Lender harmless from any loss or expense which Lender may sustain or incur as a consequence of (i) default by Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (ii) default by Borrower in making any prepayment of a Eurodollar Rate Loan after Borrower has given a notice thereof in accordance with the provisions of this Agreement, and (iii) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (B) the amount of interest (as reasonably determined by such Lender) which would have accrued to Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination or non-renewal of this Agreement and the payment of the Obligations.
          (i) Costs and Expenses. The amount “$850.00” contained in Section 9.20(f) of the Loan Agreement shall be deleted and the amount “$1,000” shall be substituted therefor.
          (j) The first sentence of Section 12.1(a) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:
Fifth Amendment to Loan and Security Agreement

“This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on May 31, 2011 (the ‘Renewal Date’), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof.”
     3. Amendment Fee. Borrower shall pay Lender an amendment fee in the amount of $15,000, which shall be due and payable, and fully earned by Lender, on the date of this Amendment.
     4. Effectiveness of this Amendment. The following shall have occurred before this Amendment is effective:
          (a) Amendment. Lender shall have received this Amendment duly executed by Borrower, together with the following Acknowledgment by Guarantor duly executed by PFSweb, in a sufficient number of counterparts for distribution to all parties.
          (b) Representations and Warranties. The representations and warranties set forth herein and in each Financing Agreement (after giving effect to this Amendment) shall be true and correct (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof).
          (c) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded, as applicable, and shall be in form and substance satisfactory to Lender in all respects.
     5. Representations and Warranties. Borrower represents and warrants to Lender as follows:
          (a) Authority and Due Execution. Borrower has all requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby). The execution, delivery and performance by Borrower of this Amendment (i) are within the power of Borrower, (ii) have been duly authorized and approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions, and (iii) have received all necessary governmental approvals, if any, and do not contravene any law or any contractual obligations or restrictions binding on Borrower.
          (b) Enforceability. This Amendment has been duly executed and delivered by Borrower. This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and is in full force and effect.
          (c) Representations and Warranties. The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct on and as of the date hereof as though made on and as of the date hereof.
Fifth Amendment to Loan and Security Agreement

          (d) No Default. No event has occurred and is continuing that constitutes a Default or an Event of Default.
     6. Governing Law. The validity, interpretation, construction and enforcement of this Amendment and the rights of the parties hereunder, shall be determined under, governed by and construed in accordance with the internal laws of the State of California but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of California.
     7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.
     8. Reference to and Effect on the Financing Agreements.
          (a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to “the Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.
          (b) Except as specifically amended above, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects reaffirmed, ratified, approved and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Lender.
          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.
          (d) To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.
     9. Estoppel. To induce Lender to enter into this Amendment and to continue to make advances to Borrower under the Loan Agreement, and without limiting Borrower’s rights to contest Lender’s monthly statements in accordance with Section 6.2 of the Loan Agreement, Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of Borrower as against Lender with respect to the Obligations.
Fifth Amendment to Loan and Security Agreement

     10. No Waiver. The execution of this Amendment and acceptance of any other documents related hereto shall not be deemed to be a waiver of any Event of Default under the Loan Agreement or any breach, default or event of default under any other Financing Agreement, whether or not known to Lender and whether or not existing on the date of this Amendment.
     11. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of Borrower and Lender and their respective successors and assigns.
     12. Captions and Headings. The captions or section headings at various places in this Amendment are intended for convenience only and do not constitute and shall not be interpreted as part of this Amendment.
     13. Integration. This Amendment, together with the other Financing Agreements, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
     14. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     15. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment.
     16. No Other Changes. Except as explicitly amended or modified by this Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect.
     17. Expenses of Lender. As provided in the Loan Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including without limitation the reasonable costs and fees of Lender’s legal counsel, and all reasonable costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Document, including without limitation the reasonable costs and fees of Lender’s legal counsel.
     18. RELEASE. BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER. BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES,
Fifth Amendment to Loan and Security Agreement

SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER AGREEMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.
[SIGNATURE PAGE FOLLOWS]
Fifth Amendment to Loan and Security Agreement

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

ECOST.COM, INC., a Delaware corporation

By:

Name:

Title:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:

Name:

Title:

Signature Page to Fifth Amendment to Loan and Security Agreement

ACKNOWLEDGEMENT BY GUARANTOR
Dated as of January 6, 2009
     The undersigned (“Guarantor”) with respect to its Guaranty made in favor of Lender (as amended, modified or supplemented, “Guaranty”), hereby acknowledges and agrees to the foregoing Fifth Amendment to Loan and Security Agreement (the “Amendment”) and confirms and agrees that its Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in such Guaranty to the Loan Agreement (as defined in the Amendment), “thereunder”, “thereof” or words of like import referring to the “Loan Agreement”, shall mean and be a reference to the Loan Agreement as amended or modified by the Amendment. Although Lender has informed Guarantor of the matters set forth above, and Guarantor has acknowledged the same, Guarantor understands and agrees that Lender has no duty under the Loan Agreement, the Guaranty or any other agreement with Guarantor to so notify Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.

PFSWEB, INC., a Delaware corporation

By:

Name:

Title:

Acknowledgment by Guarantor